EXHIBIT 99.1

PRA Group Reports Second Quarter 2016 Results

NORFOLK, Va., Aug. 08, 2016 (GLOBE NEWSWIRE) -- PRA Group, Inc. (Nasdaq:PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the second quarter of 2016.  The company reported diluted earnings per share of $0.79 versus $1.06 in the second quarter of 2015 and non-GAAP diluted earnings per share of $0.83 for the second quarter of 2016 compared to $1.08 for the year-ago quarter. Non-GAAP financial results are presented in constant currency with the second quarter of 2015 and exclude items unrelated to normal operations.  A reconciliation of all non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.

Second Quarter Highlights

  Estimated remaining collections of $5.3 billion.
  Cash collections of $387.2 million, currency adjusted cash collections of $391.3 million.
  Total revenues of $228.5 million, currency adjusted revenues of $230.0 million.
  Income from operations of $72.8 million, non-GAAP income from operations of $75.1 million.
  Net income of $36.5 million, non-GAAP net income of $38.3 million.
  Return on average equity, annualized, of 16.4%, non-GAAP return on average equity, annualized, of 17.3%.
  $249.5 million in investments.

“Second quarter global investment was solid at $250 million helping to increase estimated remaining collections to $5.33 billion. Our fee-based businesses in the U.S. delivered a good quarter, as both revenue and net operating income increased substantially,” said Steve Fredrickson, chairman and chief executive officer, PRA Group. “We are beginning to see signs that may indicate the credit cycle is turning which could ultimately increase the supply of nonperforming loans in the U.S. In Europe, we see a strong acquisition pipeline and strong cash collections in most markets. Global sellers are increasingly looking for buying partners that offer competitive pricing, a strong compliance system, and a reputation for treating customers respectfully.  Given this view, we believe PRA Group is competitively advantaged as a buyer of choice.”

REVENUES AND CASH COLLECTIONS

  Total revenues of $228.5 million in the second quarter included finance receivables income net of principal amortization and net allowance charges versus $237.2 million in the prior year period.  For the six months ended June 30, 2016, total revenues were $453.3 million versus $482.4 million in the prior year period.
  Cash collections were $387.2 million versus $389.6 million in the prior year period.  Cash collections for the first six months of 2016 were $771.5 million versus $789.4 million in the prior year period.  Both GAAP and currency adjusted cash collections are reported below and included collections from these finance receivables sources:

Cash Collection Source	2016		2015
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas-Core	$213,741	$219,571	$195,834	$210,725	$218,838
Americas-Insolvency	67,745	68,646	73,843	81,865	92,974
Europe-Core	102,972	94,091	97,149	85,635	76,602
Europe-Insolvency	2,744	2,025	2,545	2,528	1,210
Total Cash Collections	$387,202	$384,333	$369,371	$380,753	$389,624

Cash Collection Source -
Constant Currency Adjusted	2016				2015
($ in thousands)	Q2				Q2
Americas-Core	$216,074				$218,838
Americas-Insolvency	67,808				92,974
Europe-Core	104,605				76,602
Europe-Insolvency	2,823				1,210
Total Cash Collections	$391,310				$389,624

  Principal amortization of finance receivables in the second quarter was $183.2 million or 47.3% of cash collections, compared with $169.6 million or 43.5% in the prior year period.   Principal amortization included a net allowance charge of $12.9 million recorded against certain pools of finance receivables in the quarter, compared with a net allowance charge of $4.9 million recorded in the prior year period.  Principal amortization of finance receivables for the first six months of 2016 was $361.0 million or 46.8% of cash collections, including a net allowance charge of $22.8 million compared with $340.9 million or 43.2%, including a net allowance charge of $6.5 million in the prior year period.
  Revenues for the second quarter were negatively impacted by two portfolios in Italy being on non-accrual which applied all cash collections of $6.7 million to principal amortization.
  Revenues in the second quarter also included income from PRA Group’s fee-based businesses of $22.3 million, compared with $13.9 million in the prior year period, and other income of $2.1 million compared with $3.3 million in the prior year period.  For the first six months of 2016, fee income was $38.6 million compared with $26.9 million in the prior year period and other income was $4.2 million compared with $7.0 million in the prior year period.

EXPENSES AND OPERATING INCOME

  Operating expenses were $155.7 million in the second quarter, compared with $148.3 million in the prior year period.  For the first six months of 2016, operating expenses were $309.7 million, compared with $297.4 million in the prior year period.
  Operating income in the second quarter was $72.8 million, compared with $88.9 million in the prior year period.  For the first six months of 2016, operating income was $143.7 million versus $185.0 million in the prior year period.  The operating margin was 31.8% in the second quarter and 31.7% for the first six months of 2016.
  The provision for income taxes was $17.3 million in the second quarter compared to $27.6 million in the prior year period.  PRA Group’s provision for income taxes was 32.0% of income before taxes in the second quarter, compared with 34.9% in the prior year period.  For the first six months of 2016, the provision for income taxes was $33.6 million or 32.5% of income before taxes compared to $57.6 million in the prior year period.

NET INCOME AND EPS

  Net income was $36.5 million in the second quarter, compared with $51.4 million in the prior year period.  The net income margin in the second quarter of 2016 was 16.1%. For the first six months of 2016, net income was $68.4 million, compared with $109.6 million in the prior year period.  The net income margin for the first six months of 2016 was 15.4% compared with 22.7% in the prior year period.
  Earnings per diluted share in the second quarter were $0.79, compared with $1.06 in the prior year period.  For the first six months of 2016, earnings per diluted share were $1.48 million versus $2.25 in the prior year period.

PORTFOLIO ACQUISITIONS

  PRA Group invested $249.5 million in new finance receivables in the second quarter of 2016.

Portfolio Purchase Source	2016		2015
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas-Core	$130,529	$136,057	$120,554	$90,912	$98,317
Americas-Insolvency	33,723	22,952	20,589	9,300	19,111
Europe-Core	68,835	171,038	79,735	240,385	88,499
Europe-Insolvency	16,410	6,731	4,976	3,959	2,450
Total Portfolio Purchasing	$249,497	$336,778	$225,854	$344,556	$208,377

BALANCE SHEET

  Cash and cash equivalents were $117.1 million as of June 30, 2016, compared with $56.8 million as of June 30, 2015.
  Net deferred tax liabilities were $276.4 million as of June 30, 2016, compared with $252.6 million as of June 30, 2015.
  Borrowings totaled $1.91 billion as of June 30, 2016, compared with $1.50 billion as of June 30, 2015.
  Equity attributable to PRA Group, Inc. was $886.1 million as of June 30, 2016, compared with $897.9 million as of June 30, 2015.

Conference Call Information
PRA Group will hold a conference call today at 5:00 p.m. ET to discuss the company’s second quarter results.  To listen to a webcast of the call, visit http://ir.pragroup.com/events.cfm.   To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S.  The conference ID is 55478474.  To listen to a replay of the call until August 15, 2016, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 55478474.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group (Nasdaq:PRAA) returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With almost 4,000 employees worldwide, PRA Group companies collaborate with customers to help them resolve their debt and provide a broad range of additional revenue and recovery services to business and government clients. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein which are not historical in nature, including PRA Group’s or its management's intentions, beliefs, expectations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group’s filings with the Securities and Exchange Commission including but not limited to PRA Group’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group's website and contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues:
Income recognized on finance receivables, net	$204,008	220,064	$410,515	$448,467
Fee income	22,347	13,878	38,613	26,931
Other revenue	2,101	3,255	4,210	7,005
Total revenues	228,456	237,197	453,338	482,403

Operating expenses:
Compensation and employee services	64,793	68,320	131,558	133,591
Legal collection fees	15,098	14,114	28,048	27,805
Legal collection costs	18,799	19,556	35,981	40,410
Agency fees	11,309	7,784	22,193	16,045
Outside fees and services	15,876	12,466	31,684	25,263
Communication	8,423	8,073	18,305	18,491
Rent and occupancy	4,038	3,479	7,834	7,039
Depreciation and amortization	6,085	4,916	12,155	9,526
Other operating expenses	11,279	9,610	21,930	19,188
Total operating expenses	155,700	148,318	309,688	297,358
Income from operations	72,756	88,879	143,650	185,045

Other income and (expense):
Interest expense	(20,569)	(13,452)	(40,528)	(28,228)
Foreign exchange gain	2,029	3,584	179	10,373
Income before income taxes	54,216	79,011	103,301	167,190

Provision for income taxes	17,348	27,586	33,580	57,630
Net income	$36,868	$51,425	$69,721	$109,560
Adjustment for net income attributable to noncontrolling interest	412	-	1,282	-
Net income attributable to PRA Group, Inc.	$36,456	$51,425	$68,439	$109,560

Net income per common share attributable to PRA Group, Inc.:
Basic	$0.79	$1.06	$1.48	$2.26
Diluted	$0.79	$1.06	$1.48	$2.25

Weighted average number of shares outstanding:
Basic	46,333	48,325	46,288	48,525
Diluted	46,402	48,529	46,387	48,790

PRA Group, Inc.
Unaudited Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
ASSETS	2016	2015

Cash and cash equivalents	$117,071	$71,372
Investments	66,560	73,799
Finance receivables, net	2,399,949	2,202,113
Other receivables, net	30,079	30,771
Income taxes receivable	13,871	1,717
Net deferred tax asset	15,713	13,068
Property and equipment, net	46,852	45,394
Goodwill	544,337	495,156
Intangible assets, net	32,655	23,788
Other assets	38,509	33,389

Total assets	$3,305,596	$2,990,567

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$3,719	$4,190
Accrued expenses	79,202	95,380
Income taxes payable	20,888	21,236
Net deferred tax liability	276,360	261,498
Interest-bearing deposits	58,041	46,991
Borrowings	1,912,283	1,717,129
Other liabilities	19,922	4,396

Total liabilities	2,370,415	2,150,820

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares, 0	-	-
Common stock, par value $0.01, authorized shares, 100,000, issued and outstanding shares, 46,341 at June 30, 2016; 100,000
authorized shares, 46,173 issued and outstanding shares at
December 31, 2015	463	462
Additional paid-in capital	66,838	64,622
Retained earnings	1,032,709	964,270
Accumulated other comprehensive loss	(213,933)	(228,861)
Total stockholders' equity - PRA Group, Inc.	886,077	800,493
Noncontrolling interest	49,104	39,254
Total equity	935,181	839,747
Total liabilities and total equity	$3,305,596	$2,990,567

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	As of and for the			As of and for the
	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$204,008	$220,064	-7%	$410,515	$448,467	-8%
Fee income	22,347	13,878	61%	38,613	26,931	43%
Other revenue	2,101	3,255	-35%	4,210	7,005	-40%
Total revenues	228,456	237,197	-4%	453,338	482,403	-6%
Operating expenses	155,700	148,318	5%	309,688	297,358	4%
Income from operations	72,756	88,879	-18%	143,650	185,045	-22%
Net interest expense	20,569	13,452	53%	40,528	28,228	44%
Net income	36,868	51,425	-28%	69,721	109,560	-36%
Net income attributable to PRA Group, Inc.	36,456	51,425	-29%	68,439	109,560	-38%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$117,071	$56,811	106%	$117,071	$56,811	106%
Finance receivables, net	2,399,949	2,012,552	19%	2,399,949	2,012,552	19%
Goodwill and intangible assets, net	576,992	512,451	13%	576,992	512,451	13%
Total assets	3,305,596	2,783,756	19%	3,305,596	2,783,756	19%
Borrowings	1,912,283	1,503,363	27%	1,912,283	1,503,363	27%
Total liabilities	2,370,415	1,885,880	26%	2,370,415	1,885,880	26%
Total equity - PRA Group, Inc.	886,077	897,876	-1%	886,077	897,876	-1%

FINANCE RECEIVABLE INCOME (dollars in thousands)
Cash collections	$387,202	$389,624	-1%	$771,535	$789,371	-2%
Cash collections on fully amortized pools	8,124	15,162	-46%	17,400	32,167	-46%
Principal amortization without allowance (reversals)/charges	170,274	164,675	3%	338,202	334,389	1%
Allowance (reversal)/charge	12,920	4,885	164%	22,818	6,515	250%
Principal amortization with allowance (reversals)/charges	183,194	169,560	8%	361,020	340,904	6%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	47.3%	43.5%	9%	46.8%	43.2%	8%
Excluding fully amortized pools	48.3%	45.3%	7%	47.9%	45.0%	6%
Allowance (reversal)/charge to period-end net finance receivables	0.5%	0.2%	122%	1.0%	0.3%	194%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - Americas core	$130,529	$98,317	33%	$266,586	$236,815	13%
Purchase price - Americas insolvency	33,723	19,111	76%	56,675	35,548	59%
Purchase price - Europe core	68,835	88,499	-22%	239,873	110,078	118%
Purchase price - Europe insolvency	16,410	2,450	570%	23,141	10,960	111%
Purchase price - total	249,497	208,377	20%	586,275	393,401	49%
Number of portfolios - total	136	136	0%	275	275	0%
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$2,705,781	$2,384,698	13%	$2,705,781	$2,384,698	13%
Estimated remaining collections - Americas insolvency	396,667	529,892	-25%	396,667	529,892	-25%
Estimated remaining collections - Europe core	2,171,542	1,685,694	29%	2,171,542	1,685,694	29%
Estimated remaining collections - Europe insolvency	59,107	26,807	120%	59,107	26,807	120%
Estimated remaining collections - total	5,333,097	4,627,091	15%	5,333,097	4,627,091	15%
Adjusted estimated remaining collections (7)	5,430,192	4,747,552	14%	5,430,192	4,747,552	14%

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$0.79	$1.06	-26%	$1.50	$2.25	-33%
Weighted average number of shares outstanding - diluted	46,402	48,529	-4%	46,387	48,790	-5%
Shares repurchased	-	-	0%	-	1,478	-100%
Average price paid per share repurchased (including acquisitions costs)	$-	$-	0%	$-	52.65	-100%
Closing market price	$24.14	$62.31	-61%	$24.14	$62.31	-61%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	16.4%	23.5%	-30%	15.9%	26.6%	-40%
Return on revenue (2)	16.1%	21.7%	-26%	15.4%	22.7%	-32%
Return on average assets (3)	4.4%	7.4%	-40%	4.2%	8.0%	-48%
Operating margin (4)	31.8%	37.5%	-15%	31.7%	38.4%	-17%
Operating expense to cash receipts (5)	38.0%	36.8%	3%	38.2%	36.4%	5%
Debt to stockholders' equity (6)	215.8%	167.4%	29%	215.8%	167.4%	29%
Number of full-time equivalent collectors	2,023	2,317	-13%	2,023	2,317	-13%
Number of full-time equivalent employees	3,816	3,820	0%	3,816	3,820	0%
Cash receipts (5)	$409,549	$403,502	1%	$810,148	$816,302	-1%
Lines of credit - unused portion at period end	430,651	547,017	-21%	430,651	547,017	-21%

(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
EARNINGS (in thousands)
Income recognized on finance receivables, net	$204,008	$206,507	$208,471	$208,184	$220,064
Fee income	22,347	16,266	19,649	17,803	13,878
Other revenue	2,101	2,109	2,065	3,443	3,255
Total revenues	228,456	224,882	230,185	229,430	237,197
Operating expenses	155,700	153,988	159,013	175,303	148,318
Income from operations	72,756	70,894	71,172	54,127	88,879
Net interest expense	20,569	19,959	15,321	16,787	13,452
Net income	36,868	32,853	40,988	17,583	51,425
Net income attributable to PRA Group, Inc.	36,456	31,983	40,970	17,396	51,425

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$117,071	$79,442	$71,372	$69,111	$56,811
Finance receivables, net	2,399,949	2,377,077	2,202,113	2,167,178	2,012,552
Goodwill and intangible assets, net	576,992	557,024	518,944	526,841	512,451
Total assets	3,305,596	3,268,833	2,990,567	2,984,550	2,783,756
Borrowings	1,912,283	1,896,424	1,717,129	1,654,457	1,503,363
Total liabilities	2,370,415	2,360,091	2,150,820	2,083,131	1,885,880
Total equity - PRA Group, Inc.	886,077	864,868	800,493	863,517	897,876

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$387,202	$384,333	$369,371	$380,753	$389,624
Cash collections on fully amortized pools	8,124	9,276	8,280	11,453	15,162
Principal amortization without allowance (reversals)/charges	170,274	167,928	149,381	161,234	164,675
Allowance (reversal)/charge	12,920	9,898	11,519	11,335	4,885
Principal amortization with allowance (reversals)/charges	183,194	177,826	160,900	172,569	169,560
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	47.3%	46.3%	43.6%	45.3%	43.5%
Excluding fully amortized pools	48.3%	47.4%	44.6%	46.7%	45.3%
Allowance (reversal)/charge to period-end net finance receivables	0.5%	0.4%	0.5%	0.5%	0.2%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - North America core	$130,529	$136,057	$120,554	$90,912	$98,317
Purchase price - North America insolvency	33,723	22,952	20,589	9,300	19,111
Purchase price - Europe core	68,835	171,038	79,735	240,385	88,499
Purchase price - Europe insolvency	16,410	6,731	4,976	3,959	2,450
Purchase price - total	249,497	336,778	225,854	344,556	208,377
Number of portfolios - total	136	139	139	128	136
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$2,705,781	$2,643,410	$2,558,529	$2,421,506	$2,384,698
Estimated remaining collections - Americas insolvency	396,667	421,866	448,652	474,097	529,892
Estimated remaining collections - Europe core	2,171,542	2,152,403	1,964,763	1,903,226	1,685,694
Estimated remaining collections - Europe insolvency	59,107	40,938	34,878	30,081	26,807
Estimated remaining collections - total	5,333,097	5,258,617	5,006,822	4,828,910	4,627,091
Adjusted estimated remaining collections (7)	5,430,192	5,366,417	5,114,923	4,945,609	4,747,552

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$0.79	$0.69	$0.86	$0.36	$1.06
Weighted average number of shares outstanding - diluted	46,402	46,372	47,539	48,498	48,529
Shares repurchased	-	-	2,072	133	-
Average price paid per share repurchased (including acquisitions costs)	$-	$-	$38.60	$58.08	$-
Closing market price	$24.14	$29.39	$34.69	$52.92	$62.31

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	16.4%	15.4%	19.8%	7.8%	23.5%
Return on revenue (2)	16.1%	14.6%	17.8%	7.7%	21.7%
Return on average assets (3)	4.4%	4.1%	5.5%	2.3%	7.4%
Operating margin (4)	31.8%	31.5%	30.9%	23.6%	37.5%
Operating expense to cash receipts (5)	38.0%	38.4%	40.9%	44.0%	36.8%
Debt to stockholders'equity (6)	215.8%	219.3%	214.5%	191.6%	167.4%
Number of collectors	2,023	2,103	2,173	2,159	2,317
Number of full-time equivalent employees	3,816	3,748	3,799	3,715	3,820
Cash receipts (5)	$409,549	$400,599	$389,020	$398,556	$403,502
Lines of credit - unused portion at period end	430,651	435,709	446,769	393,246	547,017

(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

Use of Non-GAAP Financial Measures
PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, the Company believes certain non-GAAP performance measures and ratios, which exclude penalty and redress associated with the Consumer Financial Protection Bureau consent order, expenses associated with acquisitions, legal costs not associated with normal operations, and constant currency adjustments, improve comparability between current year results and prior periods and better reflect the company’s operational performance.  Management uses non-GAAP measures internally to evaluate the company’s performance and to set performance goals.  Reconciliations from non-GAAP to the most directly comparable GAAP financial measures are provided below.  These non-GAAP financial measures should be viewed in addition to, not as an alternative for reported GAAP results.

The constant currency results assume that foreign revenues and expenses are translated from foreign currencies to the U.S. dollar at rates consistent with the prior year, and that any benefit or loss caused by foreign currency fluctuations would be consistent with the prior year.  To do this the Company translates the current year’s income statements into U.S. dollars using the prior year’s average exchange rates and then replaces the foreign exchange gain or loss for the current year with the balance from the prior year.  Finally, the Company calculates the tax impact of the constant currency results to reflect the current effective tax rate of the reporting period.

Three Months Ended June 30, 2016
	Net Income	Average Equity	Return on Average Equity, Annualized
As Reported	$36,456	$887,656	16.4%
Adjustments	1,872	624	0.9%
As Adjusted	38,328	888,280	17.3%

Six Months Ended June 30, 2016
	Net Income	Average Equity	Return on Average Equity, Annualized
As Reported	$68,439	$859,479	15.9%
Adjustments	9,387	1,564	2.2%
As Adjusted	77,826	861,043	18.1%

Three Months Ended June 30, 2015
	Net Income	Average Equity	Return on Average Equity, Annualized
As Reported	$51,425	$876,426	23.5%
Adjustments	810	270	0.3%
As Adjusted	52,235	876,696	23.8%

Six Months Ended June 30, 2015
	Net Income	Average Equity	Return on Average Equity, Annualized
As Reported	$109,560	$824,381	26.6%
Adjustments	2,612	435	0.6%
As Adjusted	112,172	824,816	27.2%

Three Months Ended June 30, 2016
	Total Revenues	Total Operating Expenses	Income from Operations	Net Income attributable to PRA Group, Inc.	Diluted EPS
As Reported	$228,456	$155,700	$72,756	$36,456	$0.79
Adjustments:
CFPB expenses including penalty and redress	-	(21)	21	13	-
Acquisition-related expenses	-	(557)	557	354	0.01
Legal costs not associated with normal operations	-	(1,623)	1,623	1,031	0.02
Constant currency adjustments	1,576	1,398	178	474	0.01
Subtotal of adjustments	1,576	(803)	2,379	1,872	0.04
As Adjusted	230,032	154,897	75,135	38,328	0.83

Six Months Ended June 30, 2016
	Total Revenues	Total Operating Expenses	Income from Operations	Net Income attributable to PRA Group, Inc.	Diluted EPS
As Reported	$453,338	$309,688	$143,650	$68,439	$1.48
Adjustments:
CFPB expenses including penalty and redress	-	(73)	73	47	-
Acquisition-related expenses	-	(1,591)	1,591	1,025	0.02
Legal costs not associated with normal operations	-	(2,058)	2,058	1,326	0.03
Constant currency adjustments	5,271	3,129	2,142	6,989	0.15
Subtotal of adjustments	5,271	(593)	5,864	9,387	0.20
As Adjusted	458,609	309,095	149,514	77,826	1.68

Three Months Ended June 30, 2015
	Total Revenues	Total Operating Expenses	Income from Operations	Net Income attributable to PRA Group, Inc.	Diluted EPS
As Reported	$237,197	$148,318	$88,879	$51,425	$1.06
Adjustments:
Acquisition-related expenses	-	(943)	943	624	0.02
Legal costs not associated with normal operations	-	(282)	282	186	-
Subtotal of adjustments	-	(1,225)	1,225	810	0.02
As Adjusted	237,197	147,093	90,104	52,235	1.08

Six Months Ended June 30, 2015
	Total Revenues	Total Operating Expenses	Income from Operations	Net Income attributable to PRA Group, Inc.	Diluted EPS
As Reported	$482,403	$297,358	$185,045	$109,560	$2.25
Adjustments:
Acquisition-related expenses	-	(3,186)	3,186	2,316	0.05
Legal costs not associated with normal operations	-	(407)	407	296	-
Subtotal of adjustments	-	(3,593)	3,593	2,612	0.05
As Adjusted	482,403	293,765	188,638	112,172	2.30

Investor Contact:
Darby Schoenfeld
Director of Investor Relations
(757) 431-7913
DCSchoenfeld@PRAGroup.com

News Media Contact:
Nancy Porter
Vice President, Corporate Communications
(757) 431-7950
NAPorter@PRAGroup.com